                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


                                 MAY 23, 1996
                               (Date of Report)


                       ERP OPERATING LIMITED PARTNERSHIP
            (Exact Name of Registrant as Specified in its Charter)



                                    0-24920
                             (Commission File No.)



          Illinois                                       36-3894853
(State or Other Jurisdiction                          (I.R.S. Employer
      of Incorporation)                              Identification No.)



Two North Riverside Plaza, Chicago, Illinois                60606
  (Address of Principal Executive Offices)                (Zip Code)




                                (312) 474-1300
             (Registrant's Telephone Number, Including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITIONS

ERP Operating Limited Partnership (the "Operating Partnership") has acquired 10 multifamily residential properties during the period from February 1, 1996 through May 22, 1996. The cash portion of these transactions was financed primarily through the Operating Partnership's line of credit. The Operating Partnership has also made commitments to acquire an additional 18 properties which are discussed in Item 5 (the "1996 Probable Properties").

Capitalized terms not defined herein are used as defined in the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 1995.

DESERT PARK APARTMENTS, LAS VEGAS, NEVADA

On February 1, 1996, Equity Residential Properties Management Corp. II transferred to the Operating Partnership its interest in a multifamily residential property located in Las Vegas, Nevada ("Desert Park"), subject to $8.1 million of indebtedness, in exchange for the forgiveness of a $2.7 million note payable to the Operating Partnership. Desert Park was approximately 92% occupied as of May 1, 1996. The property consists of 368 units on approximately 15 acres. Amenities include a swimming pool, jogging track, spa, basketball and tennis courts, recreation building, mini storage spaces, a car care center and a manager's office. The property was constructed in 1987.

7979 WESTHEIMER APARTMENTS, HOUSTON, TEXAS

On February 7, 1996, the Operating Partnership acquired a multifamily residential property located in Houston, Texas ("7979 Westheimer"). 7979 Westheimer was approximately 93% occupied as of May 1, 1996. The property consists of 459 units in 30 two and three-story residential buildings and one two-story leasing office/clubhouse on approximately 15 acres. Amenities include a clubhouse, six swimming pools, a fitness room, microwaves in all units and washer/dryers in 136 units. The property was constructed in 1973. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

7979 Westheimer was purchased from an unaffiliated third party for approximately
$13.9 million.   The purchase of this property was funded primarily from
proceeds from the February 1996 Common Share Offering.

THE VININGS AT CORAL SPRINGS APARTMENTS, CORAL SPRINGS, FLORIDA

On February 27, 1996, the Operating Partnership acquired a multifamily residential property located in Coral Springs, Florida ("The Vinings at Coral Springs"). The Vinings at Coral Springs was approximately 91% occupied as of May 1, 1996. The property consists of 275 units in 11 two and three-story residential buildings and one single-story clubhouse/leasing center on approximately 14 acres. Amenities include a swimming pool, tennis court, children's recreation area, volleyball court, fitness center, full size washer/dryers, screened balconies/patios and the property is a gated community. The property was constructed in 1995. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

The Vinings at Coral Springs was purchased from an unaffiliated third party for approximately $19.4 million. The purchase of this property was funded primarily from proceeds from the February 1996 Common Share Offering.

THE PLANTATIONS APARTMENTS, CARY, NORTH CAROLINA

On March 1, 1996, the Operating Partnership acquired a multifamily residential property located in Cary, North Carolina ("The Plantations"). The Plantations was approximately 97% occupied as of May 1, 1996. The property consists of 344 units in 34 three-story residential buildings, one single-story office/ clubhouse, and one single-story model center on approximately 28 acres. Amenities include a clubhouse, two swimming pools, fitness room, sauna/steam room, sand volleyball court, basketball court, vaulted ceilings, fireplaces and washer/dryer connections throughout (machines provided in select units). The property was constructed in phases between 1993 and 1995. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

The Plantations was purchased from an unaffiliated third party for approximately $19.8 million, which included the assumption of mortgage indebtedness of approximately $4.9 million. The cash portion of the purchase was funded primarily from the Operating Partnership's line of credit.

OXFORD & SUSSEX APARTMENTS, SUNRISE, FLORIDA

On March 5, 1996, the Operating Partnership acquired a multifamily residential property located in Sunrise, Florida ("Oxford & Sussex"). Oxford & Sussex was approximately 94% occupied as of May 1, 1996. The property consists of 144 units in 13 two-story residential buildings and two single-story clubhouse/leasing center buildings on approximately nine acres. Amenities include two lighted swimming pools, two children's recreation areas, fitness center, clubhouse, picnic area with barbecue grills, jogging trail, stackable washer/dryers and walk-in closets. The property was constructed in 1988. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

Oxford & Sussex was purchased from an unaffiliated third party for approximately $7.1 million. The purchase of this property was funded primarily from the Operating Partnership's line of credit.

THE PINES OF CLOVERLANE APARTMENTS, ANN ARBOR, MICHIGAN

On March 12, 1996, the Operating Partnership acquired a multifamily residential property located in Ann Arbor, Michigan ("Pines of Cloverlane"). Pines of Cloverlane was approximately 94% occupied as of May 1, 1996. The property consists of 592 units in 62 two and three-story buildings with two single-story clubhouses on approximately 62 acres. Amenities include two swimming pools (one indoor), two clubhouses, three lighted tennis courts, volleyball court and fitness center. The property was constructed in phases between 1975 and 1979. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

The Pines of Cloverlane was purchased from an unaffiliated third party for approximately $19.1 million. The purchase of this property was funded primarily from the Operating Partnership's line of credit.

REGENCY PALMS APARTMENTS, HUNTINGTON BEACH, CALIFORNIA

On March 14, 1996, the Operating Partnership acquired a multifamily residential property located in Huntington Beach, California ("Regency Palms"). Regency Palms was approximately 94% occupied as of May 1, 1996. The property consists of 310 units in 39 two-story residential buildings and three auxiliary buildings on approximately 14 acres. Amenities include three swimming pools, spa, wading pools, five gas barbecues and a playground. The property was constructed in 1969. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

Regency Palms was purchased from an unaffiliated third party for approximately
$18.6 million.   The cash portion of the purchase was funded primarily from the
Operating Partnership's line of credit.

PORT ROYALE II APARTMENTS, FT. LAUDERDALE, FLORIDA

On March 21, 1996, the Operating Partnership acquired a multifamily residential property located in Ft. Lauderdale, Florida ("Port Royale II"). Port Royale II was approximately 84% occupied as of May 1, 1996. The property consists of 161 units in three four-story residential buildings on grade, one four-story residential building over a parking deck and one single-story clubhouse facility/leasing center on approximately five acres. Amenities include a swimming pool, a community clubhouse, washer/dryer in each unit and the property is a gated community. The property was constructed in 1991. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

Port Royale II was purchased from an unaffiliated third party for approximately $10.2 million. The purchase of this property was funded primarily from the Operating Partnership's line of credit.

TWENTY-NINE HUNDRED ON FIRST APARTMENTS, SEATTLE, WASHINGTON

On April 16, 1996, the Operating Partnership acquired a multifamily residential property located in Seattle, Washington ("2900 on First"). 2900 on First was approximately 91% occupied as of May 1, 1996. The property consists of 135 units in three five-story apartment towers and one two-story mixed residential/commercial retail building on approximately one acre. Amenities include a clubhouse, plaza level with pool & spa, racquetball court, fireplaces in 14 units, washer/dryers, fitness room, parking garage and storage spaces. The property was constructed from 1989 to 1991. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

2900 on First was purchased from an unaffiliated third party for approximately $11.8 million. The purchase of this property was funded primarily from the Operating Partnership's line of credit.

WOODLAND HILLS APARTMENTS, ATLANTA, GEORGIA

On May 22, 1996, the Operating Partnership acquired a multifamily residential property located in Atlanta, Georgia ("Woodland Hills"). The property consists of 228 units in 25 two-story garden style buildings on approximately 19 acres. Amenities include a clubhouse with swimming pool and tennis courts, barbecue grills, a car wash area, on-site management and leasing office and washer/dryer connections. The property was constructed in 1985. Property management services are being provided by the Operating Partnership.

TERMS OF PURCHASE

Woodland Hills was purchased from an unaffiliated third party for approximately $12.25 million. The purchase of this property was funded primarily from the Operating Partnership's line of credit.

DISPOSITION

On January 31, 1996, the Operating Partnership sold Sanddollar, a 328-unit multifamily residential property located in Tulsa, Oklahoma, for a sales price of $6.2 million to an unaffiliated third party. For financial statement purposes, the Operating Partnership recorded a gain of approximately $1.3 million.

ITEM 5.  OTHER EVENTS

In May 1996, pursuant to prospectus supplements dated May 15, 1996, May 21, 1996 and May 29, 1996, the Company sold in the aggregate approximately 3.48 million registered Common Shares, collectively (the "May 1996 Common Share Offerings") and contributed to the Operating Partnership net proceeds of approximately $107 million.

The descriptions and terms of purchase for the 1996 Probable Properties are discussed below.

LANDS END APARTMENTS, PACIFICA, CALIFORNIA

On April 10, 1996, the Operating Partnership entered into an agreement to acquire a multifamily residential property located in Pacifica, California ("Lands End"). The Operating Partnership is currently in the final stages of its due diligence. The property consists of 260 units in 11 two-story residential buildings on approximately seven acres. Amenities include a recreation/leasing office with lounge, weight room, sauna, kitchen facilities and spa. The property was constructed in 1974.

TERMS OF PURCHASE

The expected purchase price for Lands End is $18.5 million, which the Operating Partnership plans to fund primarily through the Operating Partnership's line of credit.

THE TORINO TRANSACTION

On May 23, 1996, the Operating Partnership completed its due diligence with respect to the acquisition of four multifamily residential properties (the "Torino Properties") and a 21 acre parcel of land located adjacent to one of the properties and intends to complete the acquisition process during the next few months. The Torino Properties are being acquired from an unaffiliated third party for an aggregate purchase price of $76 million, which includes $30 million in cash and the assumption of mortgage indebtedness of $46 million. The Operating Partnership plans to fund the purchase of these properties from the Operating Partnership's line of credit.

DESCRIPTIONS OF PROPERTIES INCLUDED IN THE TORINO TRANSACTION

SUMMER RIDGE APARTMENTS, RIVERSIDE, CALIFORNIA

A multifamily residential property located in Riverside, California ("Summer Ridge"). The property consists of 136 units in wood frame and stucco buildings on approximately 6 acres. Amenities include a volleyball court, barbecues, swimming pool, spa and laundry facility. The property was constructed in 1985.

PROMENADE TERRACE APARTMENTS, CORONA HILLS, CALIFORNIA

A multifamily residential property located in Corona Hills, California ("Promenade Terrace"). The property consists of 330 units in townhouse-style units with attached one and two car garages on approximately 27 acres. Amenities include two recreation rooms, weight room, tot lot, cabana, two swimming pools, two spas and washer/dryer hookups in each unit. The property was constructed in 1990.

SOUTH CREEK APARTMENTS, MESA, ARIZONA

A multifamily residential property located in Mesa, Arizona ("South Creek"). The property consists of 528 units in 66 wood frame and stucco buildings on approximately 23 acres. Amenities include two pools, two spas, sand volleyball court, exercise room, sauna and washer/dryers in all units. The property was constructed in phases between 1986 and 1989.

LAKEVIEW AT SUPERSTITION SPRINGS APARTMENTS, MESA, ARIZONA

A multifamily residential property located in Mesa, Arizona plus a 21 acre parcel of land which can be developed ("Lakeview at Superstition Springs"). The property consists of 306 units in 41 wood frame and stucco residential buildings on approximately 18 acres. Amenities include a swimming pool, spa, fitness center, gas barbecues, sand volleyball court, six acres of lakes and washer/dryers in all units. The property was constructed between 1994 and 1995.

THE BALCOR TRANSACTION

On May 23, 1996, the Operating Partnership completed its due diligence with respect to the probable acquisition of 11 multifamily residential properties and is in the final stages of due diligence on two of the properties (the "Balcor Properties"). The Balcor Properties are being acquired from an unaffiliated third party for an aggregate purchase price of $213.7 million, which includes $136.9 million in cash and the assumption of mortgage indebtedness of $76.8 million. The Operating Partnership plans to fund the purchase of these properties primarily from the Operating Partnership's line of credit.

DESCRIPTIONS OF PROPERTIES INCLUDED IN THE BALCOR TRANSACTION

LAKEVILLE RESORT, PETALUMA, CALIFORNIA

A multifamily residential property located in Petaluma, California ("Lakeville Resort"). The property consists of 492 units in 84 two-story residential buildings and two auxiliary buildings on approximately 45 acres. Amenities include five swimming pools, three tennis courts, spa, basketball court and two playgrounds. The property was constructed in 1984.

ROSEHILL POINTE, LENEXA, KANSAS

A multifamily residential property located in Lenexa, Kansas ("Rosehill Pointe"). The property consists of 498 units in 32 two and three-story garden style residential buildings on approximately five acres. Amenities include two clubhouses, exercise room, two saunas, two jacuzzis, billiards room, four lighted tennis courts and a tanning bed. The property was constructed in 1984.

SUNNY OAK VILLAGE APARTMENTS, OVERLAND PARK, KANSAS

A multifamily residential property located in Overland Park, Kansas ("Sunny Oak Village"). The property consists of 548 units in 55 two-story residential buildings on approximately 46 acres. Amenities include two swimming pools, lighted tennis courts, exercise room, jacuzzi, tanning bed, big screen TV, jogging/bike paths, fireplaces, washer/dryer connections and extra storage. The property was constructed in 1984.

COUNTRY RIDGE APARTMENTS, FARMINGTON HILLS, MICHIGAN

A multifamily residential property located in Farmington Hills, Michigan ("Country Ridge"). The property consists of 252 units in 26 two-story garden style residential buildings on approximately 18 acres. Amenities include a swimming pool, lighted tennis courts, exercise facilities and a clubhouse. The property was constructed in 1986.

PARK PLACE I & II APARTMENTS, PLYMOUTH, MINNESOTA

A multifamily residential property located in Plymouth, Minnesota ("Park Place I & II"). The property consists of 500 units in four three-story brick elevator buildings on approximately 60 acres. Amenities include a fitness center, sauna and tanning bed, hot tubs, heated underground parking, two pools and tennis courts. The property was constructed in phases between 1985 and 1986.

POST PLACE APARTMENTS, ATLANTA, GEORGIA

A multifamily residential property located in Atlanta, Georgia ("Post Place"). The property consists of 122 units in 17 two-story residential buildings on approximately 15 acres. Amenities include a swimming pool, whirlpool, lighted tennis court, covered car wash, vegetable herb garden and picnic area. The property was constructed in 1978.

MALLARD COVE APARTMENTS, GREENVILLE, SOUTH CAROLINA

A multifamily residential property located in Greenville, South Carolina ("Mallard Cove"). The property consists of 211 units in three two and three-story garden style residential buildings and townhouses on approximately 14 acres. Amenities include lakeviews, swimming pool, tennis courts, sun deck, clubhouse and laundry facilities. The property was constructed in 1983.

BRIARWOOD PLACE APARTMENTS, CHANDLER, ARIZONA

A multifamily residential property located in Chandler, Arizona ("Briarwood Place"). The property consists of 268 units in 35 one and two-story residential buildings on approximately 15 acres. Amenities include a clubhouse, swimming pool, indoor spa, exercise facilities, two saunas, tennis courts and a basketball court. The property was constructed in 1983.

CANYON SANDS APARTMENTS, PHOENIX, ARIZONA

A multifamily residential property located in Phoenix, Arizona ("Canyon Sands"). The property consists of 412 units in 38 two-story garden style residential buildings on approximately 20 acres. Amenities include a clubhouse, two swimming pools, indoor spa, exercise facility, tennis court, volleyball court and two saunas. The property was constructed in 1983.

DESERT SANDS VILLAGE APARTMENTS, PHOENIX, ARIZONA

A multifamily residential property located in Phoenix, Arizona ("Desert Sands Village"). The property consists of 412 units in 39 two-story garden style residential buildings on approximately 20 acres. Amenities include a clubhouse, two swimming pools, indoor spa, exercise facility, tennis court, volleyball court and two saunas. The property was constructed in 1982.

FOREST RIDGE I & II APARTMENTS, ARLINGTON, TEXAS

A multifamily residential property located in Arlington, Texas ("Forest Ridge I & II"). The property consists of 660 units in 34 two and three-story garden style residential buildings on approximately 29 acres. Amenities include a clubhouse, two saunas, four swimming pools, two hydrotherapy spas, exercise room, two lighted tennis courts and controlled access gates. The property was constructed in phases between 1984 and 1985.

RIDGETREE I & II APARTMENTS, DALLAS, TEXAS

A multifamily residential property located in Dallas, Texas ("Ridgetree I & II"). The property consists of 798 units in 38 three-story residential buildings and six auxiliary buildings on approximately 17 acres. Amenities include two swimming pools and a tennis court. The property was constructed in phases between 1983 and 1984.

BRIERWOOD APARTMENTS, JACKSONVILLE, FLORIDA

A multifamily residential property located in Jacksonville, Florida ("Brierwood"). The property consists of 196 units in 22 two-story brick residential buildings on approximately 17 acres. Amenities include a clubhouse, two pools, a picnic area and a playground. The property was constructed in 1974.

                       ERP OPERATING LIMITED PARTNERSHIP


                  PRO FORMA CONDENSED CONSOLIDATED STATEMENTS





                     Required under Item 7(b) of Form 8-K

                       ERP OPERATING LIMITED PARTNERSHIP
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Capitalized terms not defined herein are used as defined in the Operating Partnership's Form 10-K for the year ended December 31, 1995.

The following unaudited Pro Forma Condensed Balance Sheet and Statement of Operations for the three months ended March 31, 1996 have been presented as if the January 1996 Common Share Offering, the February 1996 Common Share Offering, the sale of approximately 3.48 million Common Shares during May 1996 (the "May 1996 Common Share Offerings"), the acquisition or probable acquisition of 28 multifamily residential properties, the disposition of one multifamily residential property and the repayment of mortgage indebtedness for one property had occurred on January 1, 1996 (or March 31, 1996 for balance sheet purposes). Eight of the acquired properties are included in the Historical Balance Sheet as of March 31, 1996 and 20 of the properties are described in Note A of the Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1996.

The following unaudited Pro Forma Statement of Operations for the year ended December 31, 1995 has been presented as if the January 1996 Common Share Offering, the February 1996 Common Share Offering, the May 1996 Common Share Offerings, the Second Public Debt Offering, the Series A Preferred Share Offering, the Series B Preferred Share Offering, the acquisition or probable acquisition of 45 multifamily residential properties, the disposition of seven multifamily residential properties, the repayment of mortgage indebtedness for seven properties and the investment in partnership interests and subordinated mortgages collateralized by 21 multifamily residential properties had occurred on January 1, 1995.

The unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of the results of future operations, nor the results of historical operations, had all the transactions occurred as described above on either January 1, 1995 or January 1, 1996.

The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the accompanying Notes to Pro Forma Condensed Consolidated Financial Statements and Combined Statements of Revenue and Certain Expenses (included elsewhere herein).

                       ERP OPERATING LIMITED PARTNERSHIP
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF MARCH 31, 1996
                                  (UNAUDITED)
                            (Amounts in thousands)


                                                                         1996
                                                                      Most Recent         1996
                                                                       Acquired         Probable        May 1996         Pro
                                                       Historical   Properties (A)   Properties (B)   Offerings (C)     Forma
                                                       ----------   --------------   --------------   -------------   ----------
ASSETS
Rental property, net                                   $2,070,761        $ 24,412         $319,963         $     --   $2,415,136
Investment in mortgage notes                               86,914              --               --               --       86,914
Cash and cash equivalents                                   8,496         (23,881)         (88,966)         107,374        3,023
Rents receivable                                            1,077              --               --               --        1,077
Deposits-restricted                                         3,681              --               --               --        3,681
Escrows deposits-mortgage                                  16,312              --               --               --       16,312
Deferred financing costs, net                              11,720              --               --               --       11,720
Other assets                                               18,545              --               --               --       18,545
                                                       ----------        --------         --------         --------   ----------
        Total assets                                   $2,217,506        $    531         $230,997         $107,374   $2,556,408
                                                       ==========        ========         ========         ========   ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable                                 $  588,434        $(14,469)        $122,997         $     --   $  696,962
Line of credit                                             27,000          15,000          108,000               --      150,000
Notes, net                                                348,603              --               --               --      348,603
Accounts payable and accrued expenses                      23,014              --               --               --       23,014
Accrued interest payable                                   12,797              --               --               --       12,797
Rents received in advance and other liabilities            48,371              --               --               --       48,371
Security deposits                                          10,798              --               --               --       10,798
                                                       ----------        --------         --------         --------   ----------
        Total liabilities                               1,059,017             531          230,997               --    1,290,545
                                                       ----------        --------         --------         --------   ----------

Commitments and Contingencies

        9 3/8 Series A Cumulative Redeemable
          Preference Units                                153,000              --               --               --      153,000
                                                       ----------        --------         --------         --------   ----------

        9 1/8 Series B Cumulative Redeemable
          Preference Units                                125,000              --               --               --      125,000
                                                       ----------        --------         --------         --------   ----------

Partners' Capital
        General Partner                                   728,787              --               --          100,028      828,815
        Limited Partners                                  151,702              --               --            7,346      159,048
                                                       ----------        --------         --------         --------   ----------
              Total partners' capital                     880,489              --               --          107,374      987,863
                                                       ----------        --------         --------         --------   ----------
              Total liabilities and partners' capital  $2,217,506        $    531         $230,997         $107,374   $2,556,408
                                                       ==========        ========         ========         ========   ==========


(A) Reflects the most recent multifamily residential property acquisitions, which include 2900 on First and Woodland Hills (acquired
    April and May, 1996, respectively) (collectively the "1996 Most Recent Acquired Properties"). In connection with such acquisitions the amounts presented include the initial purchase price as well as subsequent closing costs incurred and capital improvements required as identified in the acquisition process. Also reflects the paydown of $14.5 million of mortgage indebtedness secured by Regency Palms which property was acquired in March 1996.


(B) Reflects the probable acquisitions of Brierwood, Mallard Cove, Desert Sands Village, Canyon Sands, Ridgetree, Sunnyoak Village,
    Rosehill Pointe, Forest Ridge, Country Ridge, Park Place, Lakeville Resort, Briarwood Place, Post Place, Summer Ridge, Promenade
    Terrace, South Creek, Lakeview at Superstition Springs and Lands End (collectively the "1996 Probable Properties"). In connection with such acquisitions the amounts presented include the initial purchase price as well as subsequent closing costs incurred and capital improvements required as identified in the acquisition process and the assumption of $123 million of mortgage indebtedness secured by nine of the 1996 Probable Properties.


(C) Reflects the issuance of 3,476,390 Common Shares, pursuant to the offerings of Common Shares on May 15, 1996, May 21, 1996 and
    May 29, 1996 (collectively the "May 1996 Offerings"). The net price per common share to the Company ranged between $30.50 and
    $30.75, less offering expenses. The offering proceeds are contributed by the Company to the Operating Partnership in return for an increased ownership percentage. As a result, the net offering proceeds are allocated between General Partner and Limited
    Partners (only to the extent represented by OP Units) to account for the change in their respective percentage ownership of the underlying equity of the Operating Partnership.

                       ERP OPERATING LIMITED PARTNERSHIP
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the three months ended March 31, 1996
                                  (UNAUDITED)
                 (Amounts in thousands except for share data)

                                                                      1996
                                                           1996       Most
                                                        Previously   Recent       1996           1996
                                                         Acquired    Acquired     Probable     Disposed
                                                         Proper-     Proper-      Proper-       Prop-       Adjust-         Pro
                                          Historical     ties (A)    ties (B)     ties (C)     erty (D)    ments (E)       Forma
                                          ----------    ----------   --------     --------     --------    ---------      --------
REVENUES
Rental income                              $101,443       $3,287       $877       $12,620       $(100)      $    --       $118,127
Fee income - outside managed                  1,545           --         --            --          --            --          1,545
Interest income - mortgage investment         2,710           --         --            --          --            --          2,710
Interest and other income                       623           --         --            --          --          (213)           410
                                           --------       ------       ----       -------       -----       -------       --------
  Total revenues                            106,321        3,287        877        12,620        (100)         (213)       122,792
                                           --------       ------       ----       -------       -----       -------       --------
EXPENSES
Property and maintenance                     28,666        1,116        207         4,071         (55)         (627)        33,378
Real estate taxes and insurance              10,279          383         82         1,345         (10)           --         12,079
Property management                           4,435           --         --            --          (5)          424          4,854
Fee & asset management                        1,106           --         --            --          --            --          1,106
Depreciation                                 20,616           --         --            --         (21)        3,145         23,740
Interest:
  Expense incurred                           18,241           --         --            --          (1)        4,241         22,481
  Amortization of deferred financing costs      944           --         --            --          --            --            944
General and administrative                    2,079           --         --            --          --            --          2,079
                                           --------       ------       ----       -------       -----       -------       --------
  Total expenses                             86,366        1,499        289         5,416         (92)        7,183        100,661
                                           --------       ------       ----       -------       -----       -------       --------
Income before gain on disposition of
  property and allocation to Minority
  Interests                                  19,955       $1,788       $588       $ 7,204       $  (8)      $(7,396)        22,131
                                                          ======       ====       =======       =====       =======
Gain on disposition of property               1,340                                                                             --
                                           --------                                                                       --------

Net income                                 $ 21,295                                                                       $ 22,131
                                           ========                                                                       ========

ALLOCATION OF NET INCOME:
Redeemable Preference Interests            $    263                                                                       $     --
                                           ========                                                                       ========


9 3/8 Series A Cumulative Redeemable
  Preference Units                         $  3,586                                                                       $  3,586
                                           ========                                                                       ========
9 1/8 Series B Cumulative Redeemable
  Preference Units                         $  2,851                                                                       $  2,851
                                           ========                                                                       ========

General Partner                              11,957                                                                         12,993
Limited Partners                              2,638                                                                          2,701
                                           --------                                                                       --------
                                           $ 14,595                                                                       $ 15,694
                                           ========                                                                       ========

Net income per weighted average OP
  Unit outstanding                         $   0.32                                                                       $   0.30
                                           ========                                                                       ========

Weighted average OP Units outstanding        46,210                                                              (F)        51,976
                                           ========                                                                       ========

(A) Reflects the results of operations for Desert Park, 7979 Westheimer, Vinings at Coral Springs, The Plantations, Oxford & Sussex, The Pines of Cloverlane, Regency Palms and Port Royale II (acquired in February and March, 1996) (collectively the "1996 Previously Acquired Properties"). The amounts presented represent the historical amounts for certain revenues and expenses for the periods from January 1, 1996 through the respective acquisition dates for each property.

(B) Reflects the results of operations for the 1996 Most Recent Acquired Properties. The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Most Recent Acquired Properties for the three months ended March 31, 1996 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(C) Reflects the results of operations for the 1996 Probable Properties. The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Probable Properties for the three months ended March 31, 1996 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(D) Reflects the elimination of the results of operations for Sanddollar (the "1996 Disposed Property") for the period from January 1, 1996 through January 31, 1996.

(E) Reflects the following adjustments to the 1996 Previously Acquired Properties, the 1996 Most Recent Acquired Properties and the 1996 Probable Properties results of operations as follows:

     Interest and other income:
        Reduction of interest income due to the use
           of working capital for property acquisitions              $   (213)
                                                                      =======

     Property and maintenance:
        The elimination of third-party management fees
           where the Operating Partnership is or will be
           providing onsite property management services             $   (627)
                                                                      =======

     Property management:
        Incremental cost associated with self management
          of the 1996 Most Recent Acquired Properties and
          the 1996 Probable Properties for the three months
          ended March 31, 1996 and the 1996 Previously
          Acquired Properties for the period from
          January 1, 1996 through the respective
          acquisition dates for each property.                       $    424
                                                                      =======

     Depreciation:
        Reflects depreciation based on the 1996 Most
           Recent Acquired Properties and the 1996
           Probable Properties in the amount of $344.4
           million, and the 1996 Previously Acquired
           Properties in the amount of $123.7 million
           less 10% allocated to land and a parcel of
           land in the amount of $3 million and
           depreciated over a 30-year life for real
           property. Depreciation for The 1996
           Previously Acquired Properties reflect amounts
           from January 1, 1996 through the respective
           acquisition dates for each property.                      $  3,145
                                                                      =======

     Interest:
     Expense incurred:
        Interest on mortgage indebtedness for certain
           of the 1996 Previously Acquired Properties and
           the 1996 Probable Properties (I)                          $  2,508
        Interest associated with amounts borrowed on the
           Operating Partnership's line of credit (J)                   4,285
        Non-usage fee on the Operating Partnership's
           unused portion of its line of credit equal to
           20 basis points on $100 million                                 50
        Reduction due to repayments on the Operating
           Partnership's line of credit as a result of
           the net proceeds received from the Operating
           Partnership's various equity offerings (J)                  (1,730)
        Reduction of interest associated with amounts
           borrowed on the Operating Partnership's line
           of credit to the extent amount is already
           included in the Operating Partnership's
           historical financial results                                  (872)
                                                                      -------
                                                                     $  4,241
                                                                      =======

(F) Pro Forma weighted average OP Units outstanding for the three months ended March 31, 1996 was 52 million, which includes 48.5 million OP Units outstanding as of March 31, 1996 and reflects the following transaction as if it had been completed on January 1, 1996: the issuance of 3,476,390 Common Shares in connection with the May 1996 Offerings. The OP Units outstanding do not include any shares or OP Units issued in a private or public offering that have not been used for acquisitions or repayment of debt directly incurred in an acquisition.

(G) Detail of interest on mortgage indebtedness for certain of the 1996 Previously Acquired Properties and the 1996 Probable Properties:

                                          Mortgage      Interest
                   Property              Indebtedness     Rate     Interest
          ----------------------------   ------------   --------   --------
          Desert Park (1)                  $   8,085       6.15%   $     43
          The Plantations (1)                  4,862       8.25%         67
          Desert Sands Village                 9,035       6.50%        147
          Canyon Sands                         9,047       6.50%        147
          Sunnyoak Village                    13,734       7.33%        252
          Park Place                           9,040       8.50%        192
          Park Place                           9,035       8.70%        197
          Lakeville Resort                    20,879       8.70%        454
          Briarwood Place                      6,016       6.50%         98
          Promenade Terrace                   16,645       7.70%        320
          South Creek                         16,716       8.00%        334
          Lakeview @ Superstition Spr.        12,850       8.00%        257
                                            --------                -------
          Totals                           $ 135,944               $  2,508
                                            ========                =======

      (1) The amounts presented for these properties represent the historical amounts for the periods from January 1, 1996 through the respective acquisition dates for each property.


(H) The interest rate on the Operating Partnership's line of credit is based on the actual 30-day LIBOR rate in effect on the date of each borrowing plus a 175 basis point spread from November 15, 1994 through October 6, 1995 and a
     137.5 basis point spread from October 7, 1995 through May 23, 1996. A 100 basis point move up or down in the rate represents an increase or decrease in interest expense of approximately $0.375 million. For the acquisition of the 1996 Probable Properties, the Operating Partnership has assumed borrowings of an additional $88 million on May 23, 1996.


     Interest associated with amounts borrowed on the Operating Partnership's line of credit:

                                                                Interest
                               Amount         Interest           Expense
                 Date         Borrowed          Rate         (1/1 - 3/31/96)
               --------       ---------       --------       ---------------
               09/20/95       $  60,000        7.5600%       $         1,134
               09/22/95          10,000        7.5600%                   189
               09/29/95          10,000        7.6300%                   191
               11/30/95          12,000        7.2150%                   216
               03/01/96           5,000        6.6875%                    84
               03/12/96           5,000        6.6875%                    84
               03/21/96          12,000        6.8125%                   204
               03/28/96           5,000        6.8125%                    85
               04/01/96          15,000        6.8125%                   255
               04/15/96          20,000        6.8750%                   344
               05/23/96          88,000        6.8125%                 1,499
                               --------                       --------------
                              $ 242,000                      $         4,285
                               ========                       ==============

     Reduction of interest due to repayments on the Operating Partnership's line of credit:

                                                                Interest
                               Amount         Interest         Reduction
                 Date          Repaid           Rate         (1/1 - 3/31/96)
               --------       ---------       --------       ---------------
               01/29/96       $  42,000        7.5600%       $           794
               02/09/96          28,000        7.5600%                   529
               02/09/96          10,000        7.6300%                   191
               02/09/96          12,000        7.2150%                   216
                               --------                       --------------
                              $  92,000                      $         1,730
                               ==========                     ==============


                                                 ERP OPERATING LIMITED PARTNERSHIP
                                     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                               For the year ended December 31, 1995
                                                            (UNAUDITED)
                                           (Amounts in thousands except for share data)


                                                           1995          1996        1996     1995 & 1996
                                                          Acquired     Acquired    Probable     Disposed
                                                         Properties   Properties  Properties  Properties    Adjustments     Pro
                                             Historical     (A)          (B)         (C)          (D)           (E)        Forma
                                             ----------  ----------   ----------  ----------  -----------   -----------  ----------
REVENUES
Rental income                                $  372,447  $   23,598   $   22,215  $   47,723  $  (11,824)   $      --    $ 454,159
Fee income - outside managed                      7,030         --           --         --           --            --        7,030
Interest income - mortgage investment             4,862       5,404          --         --           --            --       10,266
Interest and other income                         4,573         (28)         --         --           (345)      (1,288)      2,912
                                             ----------  ----------   ----------  ----------  -----------   -----------  ---------
     Total revenues                             388,912      28,974       22,215      47,723     (12,169)       (1,288)    474,367
                                             ----------  ----------   ----------  ----------  -----------   -----------  ---------
EXPENSES
Property and maintenance                        110,714       5,595        7,534      16,774      (4,009)       (3,172)    133,436
Real estate taxes and insurance                  37,002       2,386        2,486       5,441        (964)          --       46,351
Property management                              15,213         --           --         --          (567)        2,216      16,862
Fee & asset management                            3,887         --           --         --           --            --        3,887
Depreciation                                     72,410         --           --         --        (1,811)       18,463      89,062
Interest:
     Expense incurred                            78,375         --           --         --          (823)       13,566      91,118
     Amortization of deferred
          financing costs                         3,444         --           --         --           --             61       3,505
General and administrative                        8,129         --           --         --           --            --        8,129
                                             ----------  ----------   ----------  ----------  -----------   -----------  ---------
     Total expenses                             329,174       7,981       10,020      22,215      (8,174)       31,134     392,350
                                             ----------  ----------   ----------  ----------  -----------   -----------  ---------

Income before gain on disposition of
     properties and extraordinary items          59,738  $   20,993   $   12,195  $   25,508  $   (3,995)   $  (32,422)     82,017
                                                         ==========   ==========  ==========  ============  ===========
Gain on disposition of properties                21,617                                                                        --
                                             ----------                                                                  ---------

Income before extraordinary items                81,355                                                                  $  82,017

Extraordinary item:
     Gain on early extinguishment of debt         2,000                                                                        --
                                             ----------                                                                  ---------

Net income                                   $   83,355                                                                  $  82,017
                                             ==========                                                                  =========

ALLOCATION OF NET INCOME:
Redeemable Preference Interests              $    1,508                                                                  $     --
                                             ==========                                                                  =========

9 3/8 Series A Cumulative Redeemable
     Preference Units                        $    8,367                                                                  $  14,344
                                             ==========                                                                  =========

9 1/8 Series B Cumulative Redeemable
     Preference Units                        $    1,742                                                                  $  11,406
                                             ==========                                                                  =========

General Partner                                  57,610                                                                     45,604
Limited Partners                                 14,128                                                                     10,663
                                             ----------                                                                  ---------
                                             $   71,738                                                                  $  56,267
                                             ==========                                                                  =========

Net income per weighted average OP
     Unit outstanding                        $     1.68                                                                  $    1.10
                                             ==========                                                                  =========

Weighted average OP Units outstanding            42,749                                                                (F)  51,201
                                             ==========                                                                  =========


(A)  Reflects the results of operations for the 1995 Acquired Properties. The amounts presented represent the historical amounts for certain revenues and expenses for the periods from January 1, 1995 through the respective acquisition dates for each property.

(B)  Reflects the results of operations of the 1996 Previously Acquired Properties and the 1996 Most Recent Acquired Properties
     (collectively the "1996 Acquired Properties"). The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Acquired Properties for the year ended
     December 31, 1995 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein. For two of the 1996 Acquired Properties, amounts included for rental revenues, property and maintenance and real estate taxes and insurance are not contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(C)  Reflects results of operations of the 1996 Probable Properties. The amounts presented for rental revenues, property and maintenance and real estate taxes and insurance are based on the revenues and certain expenses of the 1996 Probable Properties for the year ended December 31, 1995 as contained in the Combined Statements of Revenue and Certain Expenses included elsewhere herein.

(D)  Reflects the elimination of the results of operations for the 1995 Disposed Properties and the 1996 Disposed Property for the
     year ended December 31, 1995.

                                                                16

(E)  Reflects the following adjustments as follows:
     Interest and other income:
       Reduction of interest income due to the use of working capital for property acquisitions                            $ (1,313)
       Interest income earned on loans made to the Company's Chief Executive Officer and other officers                          25
                                                                                                                           --------
                                                                                                                           $ (1,288)
                                                                                                                           ========
     Property and maintenance:
       The elimination of third-party management fees where the Operating Partnership is providing onsite
         property management services                                                                                      $ (3,172)
                                                                                                                           ========
     Property management:
       Incremental cost associated with self management of the 1996 Acquired Properties and the 1996 Probable Properties
         for the year ended December 31, 1995 and the 1995 Acquired Properties for the period from January 1, 1995
         through the respective acquisition dates for each property.                                                       $  2,216
                                                                                                                           ========
     Depreciation:
       Reflects depreciation based on the 1996 Acquired Properties and the 1996 Probable Properties, in the amount of
         $468.1 million, and the 1995 Acquired Properties in the amount of $265.7 million less 10% allocated to land and a parcel of land in the amount of $3 million and depreciated over a 30-year life for real property.
         Depreciation for the 1995 Acquired Properties reflect amounts from January 1, 1995 through the respective
         acquisition dates for each property.                                                                              $ 18,463
                                                                                                                           ========
     Interest:
     Expense incurred:
       Interest on mortgage indebtedness for certain of the 1996 Acquired Properties and the 1996 Probable
         Properties (I)                                                                                                    $ 11,738
       Reduction of interest on mortgage indebtedness on seven properties for which the loans were paid down during
         1995 to the extent the amount is already included in the Operating Partnership's historical financial results       (1,628)
       Interest associated with the Second Public Debt Offering in the amount of $125 million at an interest rate of
         7.95% per annum                                                                                                      9,937
       Interest associated with the Public Debt Offering in the amount of $100 million at an interest rate of 7.075%
         per annum                                                                                                            7,075
       Reflects amortization of discounts associated with the Second Public Debt Offering and the treasury rate lock
         costs associated with the Second Public Debt Offering                                                                  253
       Reduction of interest and amortization associated with the Public Debt Offering and the Second Public Debt
         Offering to the extent the amount is already included in the Operating Partnership's historical financial
         results                                                                                                            (14,350)
       Interest associated with amounts borrowed on the Operating Partnership's line of credit (J)                           42,356
       Non-usage fee on the Operating Partnership's unused portion of its line of credit equal to 20 basis points
         on $100 million                                                                                                        200
       Reduction due to repayments on the Operating Partnership's line of credit as a result of the net proceeds
         received from the Operating Partnership's various equity and debt offerings (J)                                    (32,137)
       Reduction of interest associated with amounts borrowed on the Operating Partnership's line of credit to the
         extent amount is already included in the Operating Partnership's historical financial results                       (9,878)
                                                                                                                           --------
                                                                                                                           $ 13,566
                                                                                                                           ========
     Amortization of deferred financing costs:
       Reduction of amortization of deferred financing costs on five properties for which the loans were paid down during 1995 to the extent the amount is already included in the Operating Partnership's historical financial
         results                                                                                                           $   (142)
       Reflects amortization of deferred financing costs associated with the Public Debt Offering and the investment
         in mortgage notes                                                                                                      405
       Reduction of amortization of deferred financing costs associated with the Public Debt Offering and the investment in mortgage notes to the extent amount is already included in the Operating Partnership's
         historical financial results                                                                                          (202)
                                                                                                                           --------
                                                                                                                           $     61
                                                                                                                           ========

(F) Pro Forma weighted average OP Units outstanding for the year ended December 31, 1995 was 51.2 million, which includes 43.7 million OP Units outstanding as of December 31, 1994, including the conversion of 39,790 Preference Units into 1,261,272 OP Units and reflects the following transactions as if they had been completed on January 1, 1995: the issuance of 4,025,000 Common Shares related to the January and February, 1996 Common Share offerings and the issuance of 3,476,390 Common Shares in connection with the May 1996 Offerings. The OP Units outstanding do not include any shares or OP Units issued in a private or public offering that have not been used for acquisitions or repayment of debt directly incurred in an acquisition.

(G) Detail of interest on mortgage indebtedness for certain of the 1995 Acquired Properties, the 1996 Acquired Properties and the 1996 Probable
     Properties:

                                     Mortgage       Interest
               Property            Indebtedness       Rate        Interest
     ----------------------------  ------------     --------      --------
     Camellero (1)                   $ 12,086        8.96%        $   642
     Keystone (1)                       3,023        8.00%            152
     Wellington (1)                     8,453        8.33%            455
     Desert Park                        8,085        6.15%            497
     The Plantations                    4,862        8.25%            401
     Desert Sands Village               9,034        6.50%            587
     Canyon Sands                       9,047        6.50%            588
     Sunnyoak Village                  13,734        7.33%          1,007
     Park Place                         9,040        8.50%            768
     Park Place                         9,035        8.70%            786
     Lakeville Resort                  20,879        8.70%          1,816
     Briarwood Place                    6,016        6.50%            391
     Promenade Terrace                 16,645        7.70%          1,282
     South Creek                       16,716        8.00%          1,337
     Lakeview @ Superstition Spr.      12,850        8.00%          1,028
                                     --------                     -------
     Totals                          $159,505                     $11,738
                                     ========                     =======

(1) The amounts presented for these properties represent the historical amounts for the periods from January 1, 1995 through the respective acquisition dates for each property.

(H) The interest rate on the Operating Partnership's line of credit is based on the actual 30-day LIBOR rate in effect on the date of each borrowing plus a 175 basis point spread from November 15, 1994 through October 6, 1995 and a
     137.5 basis point spread from October 7, 1995 through May 23, 1996. A 100 basis point move up or down in the rate represents an increase or decrease in interest expense of approximately $0.375 million. For the acquisition of the 1996 Probable Properties, the Operating Partnership has assumed borrowings of an additional $88 million on May 23, 1996.

     Interest associated with amounts borrowed on the Operating Partnership's line of credit:

                                                                Interest
                             Amount            Interest          Expense
             Date           Borrowed             Rate        (1/1 - 12/31/95)
           --------         ----------         --------      ----------------
           11/15/94          $115,000          7.1900%          $ 8,269
           12/05/94            10,000          7.8100%              781
           12/14/94            30,000          7.9375%            2,381
           01/24/95            45,000          7.7500%            3,488
           07/31/95            70,000          7.6300%            5,341
           08/03/95            15,000          7.6300%            1,145
           08/23/95            25,000          7.6900%            1,923
           09/20/95            85,000          7.5600%            6,426
           09/22/95            10,000          7.5600%              756
           09/29/95            10,000          7.6300%              763
           11/30/95            12,000          7.2150%              866
           03/01/96             5,000          6.6875%              334
           03/12/96             5,000          6.6875%              334
           03/21/96            12,000          6.8125%              818
           03/28/96             5,000          6.8125%              341
           04/01/96            15,000          6.8125%            1,022
           04/15/96            20,000          6.8750%            1,375
           05/23/96            88,000          6.8125%            5,995
                             --------                           -------
                             $577,000                           $42,356
                             ========                           =======

     Reduction of interest due to repayments on the Operating Partnership's line of credit:

                                                                Interest
                              Amount           Interest         Reduction
             Date             Repaid             Rate        (1/1 - 12/31/95)
           --------          --------          --------      ----------------
           04/21/95          $115,000          7.1900%          $ 8,269
           05/15/95             5,000          7.8100%              391
           06/02/95             5,000          7.8100%              391
           06/02/95            30,000          7.9375%            2,381
           06/02/95            45,000          7.7500%            3,488
           06/02/95            15,000          7.6300%            1,145
           08/08/95             5,000          7.6300%              382
           11/07/95            65,000          7.6300%            4,960
           11/07/95            25,000          7.6900%            1,923
           11/07/95            35,000          7.5600%            2,646
           01/29/96            42,000          7.5600%            3,175
           02/09/96            18,000          7.5600%            1,361
           02/09/96            10,000          7.6300%              763
           02/09/96            12,000          7.2150%              866
                             --------                           -------
                             $427,000                           $32,137
                             ========                           =======

               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                        COMBINED STATEMENTS OF REVENUE
                             AND CERTAIN EXPENSES


                     Required under Item 7(a) of Form 8-K

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                            ERP OPERATING LIMITED PARTNERSHIP
                            BY: EQUITY RESIDENTIAL PROPERTIES TRUST,
                                ITS GENERAL PARTNER


June 5, 1996                By:           /s/ Michael J. McHugh
- ------------                    -----------------------------------------------
   (Date)                                     Michael J. McHugh
                                Senior Vice President, Chief Accounting Officer
                                               and Treasurer

               1996 ACQUIRED PROPERTIES AND PROBABLE PROPERTIES
                        COMBINED STATEMENTS OF REVENUE
                             AND CERTAIN EXPENSES

                               TABLE OF CONTENTS


                                                                    Page(s)
                                                                    -------


Report of Independent Auditors                                         1

Combined Statements of Revenue and Certain Expenses
For the year ended December 31, 1995 and for the three months
ended March 31, 1996                                                   2

Notes to Combined Statements of Revenue and Certain Expenses           3